Exhibit 99.1
ICU Medical CFO Announces Intention to Retire from CFO Role After Close of FY19

SAN CLEMENTE, Calif., July 8, 2019 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy and critical care applications, today announced that Scott E. Lamb, its Chief Financial Officer and Treasurer, has informed the Company of his intention to retire from the Company effective after filing the FY2019 10-K, following over 16 years of service with the Company. After retirement as CFO, Mr. Lamb will serve in an advisory role to ensure a smooth transition of responsibilities.

“Scott has been an integral part of ICU’s leadership team for many years,” said Chief Executive Officer Vivek Jain. “On behalf of the Board and our entire Company, I would like to thank Scott for his dedication and many significant contributions. Scott joined the company when it was approximately $100 million in revenues and was a key contributor during our changes over the last five years.”

Following the change, current Corporate Vice President, Brian Bonnell will be promoted to Chief Financial Officer and Treasurer. Brian Bonnell joined ICU Medical in 2018 and is currently responsible for the Treasury and Tax functions. Prior to joining ICU, Mr. Bonnell was Treasurer and Head of FP&A for Alere Inc. from 2015 until its acquisition by Abbott. Prior to Alere, Mr. Bonnell spent seven years at CareFusion Corporation, as both SVP of Tax and Treasury and as VP of Finance for Medical Systems, the $2.4 billion revenue segment that included infusion pumps and automated dispensing equipment. Prior to its spin-off of CareFusion, Mr. Bonnell spent seven years in a variety of Finance roles for Cardinal Health. Mr. Bonnell started his career in 1995 and spent seven years in the audit practice of Arthur Andersen LLP.

About ICU Medical, Inc.: ICU Medical, Inc. (Nasdaq: ICUI) develops, manufactures and sells innovative medical products used in infusion therapy and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed system transfer devices for hazardous drugs, sterile IV solutions, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical safety and workflow goals. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.

Forward Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Scott Lamb, Chief Financial Officer
ICU Medical, Inc.
(949) 366-2183

MEDIA CONTACT:
Tom McCall, Corporate Vice President
ICU Medical, Inc.
(949) 366-4368